UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2006 (September 30, 2006)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the termination of the Agreement and Plan of Merger, dated May 30, 2006 (the “Merger Agreement”), as discussed below, on September 30, 2006, Healthways, Inc. (the “Company”) and LifeMasters Supported SelfCare, Inc. (“LifeMasters”) entered into a Merger Termination and Release Agreement (the “Termination and Release Agreement”) which provides for a mutual release of claims, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 30, 2006, the Company and LifeMasters terminated the Merger Agreement. The terms and conditions of the termination are set forth in the Termination and Release Agreement, and the circumstances surrounding the termination are described in the Company’s press release dated October 2, 2006, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Merger Termination and Release Agreement, dated September 30, 2006, by and among Healthways, Inc., Lime Acquisition Corp., and LifeMasters Supported Selfcare, Inc.

Exhibit 99.1	Press Release dated October 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: October 3, 2006

EXHIBIT INDEX

Exhibit 10.1	Merger Termination and Release Agreement dated September 30, 2006, by and among Healthways, Inc., Lime Acquisition Corp., and LifeMasters Supported Selfcare, Inc.

Exhibit 99.1	Press Release dated October 2, 2006.